Exhibit 99.1

Media Contact:

Erica Ryan

Senior Marketing Communications Manager

A.D.A.M., Inc.

404-604-2757

pr@adamcorp.com

Investor Relations Contact:

Lippert/Heilshorn & Associates

Amy Gibbons

(212) 838-3777

investorrelations@adamcorp.com

A.D.A.M., Inc. Announces First Quarter 2010 Financial Results

- License Revenues Increase 5%-

- Adjusted Operating Income Margin of 18%-

ATLANTA - May 11, 2010 - A.D.A.M., Inc. (Nasdaq: ADAM), a leading provider of health information and benefit technology solutions, today announced its financial results for the first quarter ended March 31, 2010.

Highlights

•	License revenues for the first quarter of 2010 were $6.5 million, up 5% over the first quarter of 2009.

•	Adjusted operating income margin for the first quarter of 2010 was 18% of revenues.

•	Adjusted net income was a $1.2 million profit for the first quarter of 2010, GAAP net income was $1.0 million.

•	Adjusted EBITDA was $1.8 million for the first quarter of 2010, up 2% from the first quarter of 2009.

“Our first quarter results demonstrate the cash-generating strengths of our SaaS business model. First quarter license revenues grew 5%, driven by an 11% increase in Health Solutions license revenue, and we continued to deliver an Adjusted operating margin within our target range,” said Mark Adams, president and chief executive officer of A.D.A.M., Inc.

“During the quarter we made considerable progress toward our goal of positioning the company for higher revenue growth in 2011,” added Adams. “First, we established Health Solutions and Broker/Employer Services into separate business units. With dedicated customer service, marketing, and product strategy functions, we are now sharpening our operational execution in each unit to optimize the customer experience. Second, we executed on our product enhancement strategy, making available a beta offering of additional enrollment tools and preparing to introduce the Benergy Help Line, which extends the Benergy Communications Platform. And third, we built out our customer relations team, establishing a customer service framework and making several key hires.”

Adams concluded, “Throughout 2010, we will remain focused on making further operational improvements and enhancements in account management, marketing, client service delivery and product development across the organization. These initiatives will have a meaningful impact on the value we provide to our customers and helping them to achieve their business objectives.”

Financial Results:

First Quarter Highlights

License revenues for the first quarter ended March 31, 2010 were $6.5 million, compared to $6.2 million in the first quarter of 2009, an increase of 5%. The increase from the prior year reflects an 11% increase in Health Solutions license revenue, the result of new client contracts, strong retention rates and solid results from distribution partners.

Total revenues were $6.7 million for the first quarter 2010, compared to $6.7 million in the first quarter of 2009. This reflects the previously mentioned 11% increase in Health Solutions license revenue, which was offset by lower revenues and utilization of Benergy services.

Non-GAAP adjusted operating income was $1.2 million, or 18% of revenues, compared to $1.2 million, or 18% of revenues for the first quarter of 2010 and 2009, respectively. Adjusted operating income reflected the company’s strong operating model of profitability.

Cash flow, as measured by Adjusted EBITDA rose 2% to $1.8 million, or 26% of revenues, for the first quarter ended March 31, 2010, as compared to $1.7 million or 26% of revenues for the same period a year ago.

Net income for the first quarter ended March 31, 2010 was $1.0 million compared to net loss of $13.0 million for the first quarter of 2009. Included in the first quarter 2009 were goodwill impairment charges of $13.9 million. The impairment charge reduced the carrying value of goodwill from the Online Benefits acquisition to fair value.

Non-GAAP adjusted net income was $1.2 million, a decrease of 2% from the same period a year ago, and excludes charges for stock-based compensation, amortization of purchased intangibles, and the goodwill impairment charge in the first quarter 2009.

At March 31, 2010, the company had cash and cash equivalents of $4.7 million as compared to $5.4 million at December 31, 2009. Long-term debt was also reduced by $1.5 million during the first quarter, which included a $1.0 million payment in advance of the required repayment schedule.

Conference Call

A.D.A.M. will conduct its first quarter earnings conference call today, at 10:00 AM ET. To access the call in the U.S., please dial 866-900-2647 and for international callers, dial 706-758-3362 approximately 10 minutes prior to the start of the conference call. The pass code is 70346813. The conference call will also be broadcast live over the Internet and available for replay for 90 days at http://www.adam.com. In addition, a replay of the call will be available via telephone for one week, beginning 2:00 PM ET on May 11, 2010 through 11:59 PM ET on May 18, 2010. To listen to the telephone replay in the U.S. please dial 800-642-1687 and for international callers, dial 706-645-9291. The pass code is the same as above.

Use of Non-GAAP Measures

To supplement our consolidated financial statements presented in accordance with GAAP, we present investors with certain non-GAAP operational measures, including adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA, all of which primarily exclude the effects of amortization of intangible assets, stock-based compensation, acquisition related expenses, debt refinancing costs, and a goodwill impairment charge.

Our management considers the total return of an investment we have made in an acquisition (i.e., operating profit generated as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Thus, because the purchase price for an acquisition does not necessarily reflect the accounting value assigned to intangible assets, including customer lists and goodwill, when analyzing the return provided by the acquisition in subsequent periods, our management, for planning and evaluation purposes, excludes the GAAP impact of acquired intangible assets, goodwill impairment charges and other acquisition related expenses to our financial results. We believe that such an approach is useful in understanding the long-term return provided by an acquisition and that our investors benefit from a supplemental non-GAAP financial measure that adjusts for the accounting expense associated with acquired intangible assets.

Similarly, we believe that excluding stock-based compensation expense provides supplemental information and an alternative presentation useful to investors’ understanding of our operating results and trends, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods.

We also believe that, in excluding stock-based compensation, amortization of intangible assets and the other listed items in the GAAP to Non-GAAP reconciliation schedules, our non-GAAP financial measures provide investors with transparency into the information and basis used by management and our board of directors to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies in making financial and operating decisions, and to establish targets for management incentive compensation.

We believe that the presentation of non-GAAP operational measures of adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA provide important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. These non-GAAP operational measures have historically been used as key performance metrics by our senior management as they evaluate the performance of the consolidated financial results. These non-GAAP operational measures are reviewed individually as well as in total in measuring our performance against internal and external expectations for the period. The expectations for such key non-GAAP operational measures are the basis for any financial guidance provided by management for future periods. Management believes that the use of each of these non-GAAP financial measures provides enhanced consistency and comparability with our past financial reports. We provide this information to investors to enable them to perform additional analyses of past, present and future operating performance.

We believe that each of these operational measures is useful to investors in their assessment of our operating performance and the valuation of our company. Adjusted operating income, non-GAAP net income, adjusted earnings per share and adjusted EBITDA are significant measures used by management for:

•	Reporting our financial results and forecasts to our board of directors;

•	Evaluating the operating performance of our company;

•	Managing and comparing performance internally and externally against our peers; and

•	Establishing internal operating targets.

These non-GAAP operational measures, including adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA, are used by us as broad measures of financial performance that encompass our operating performance, cash, capital structure, investment management, and income tax planning effectiveness. These operational measures are not calculated in accordance with GAAP and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. These operational measures have limitations in that they do not reflect all of the costs or reductions to revenues associated with the operations of our business as determined in accordance with GAAP. In addition, these operational measures may not be comparable to non-GAAP financial measures reported by other companies. As a result, one should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to operational measures. The limitations in relying on our non-GAAP financial measures include the fact that the adjusted operating income, non-GAAP net income, adjusted earnings per share and adjusted EBITDA operational measures do not include the impact of stock-based compensation expense or the effects of amortization of intangible assets, acquisition related expenses and other charges. We expect to continue to incur expenses similar to the non-GAAP adjustments described above, and the exclusion or inclusion of these items from our non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent.

About A.D.A.M., Inc.

A.D.A.M. (Nasdaq: ADAM) is a leading provider of consumer health information and benefits technology solutions to healthcare organizations, benefits brokers, employers, consumers, and educational institutions. A.D.A.M. health and benefits solutions engage consumers to better understand their health, wellness and benefits choices, and provide the tools to help them make personalized health and benefits decisions, while helping healthcare organizations and employers reduce the costs of healthcare and benefits administration. For more information, visit www.adam.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on A.D.A.M.’s current intent, belief and expectations. These statements, especially revenue, net income, cash flow, are not guarantees of future performance and involve a number of risks and uncertainties that can be difficult to predict and that could cause actual results, performance or developments to differ materially. Factors that could affect the company’s actual results, performance or developments include general economic conditions, development of the Internet as a source of health information, pricing actions taken by competitors, demand for the company’s health information, regulatory changes in laws and regulations that impact how the company conducts its business and the other factors described in A.D.A.M.’s filings with the SEC. A.D.A.M. undertakes no obligation or duty to update or revise any of its forward-looking statements whether as a result of new information, future events, circumstances or otherwise.

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A.D.A.M., Inc.

Consolidated Statements of Operations

First Quarter, 2010 and 2009

(numbers in thousands, except per share data)

A.D.A.M., Inc.

Reconciliation of Selected GAAP Measures to Non-GAAP Measures

First Quarter, 2010 and 2009

(numbers in thousands, except per share data)

A.D.A.M., Inc.

Consolidated Balance Sheets

March 31, 2010 and December 31, 2009

(numbers in thousands)

A.D.A.M., Inc.

Consolidated Statements of Cash Flows

Year-to-Date, 2010 and 2009

(numbers in thousands)

A.D.A.M., Inc.

Consolidated Statements of Operations (Unaudited)

First Quarter, 2010 and 2009

(numbers in thousands, except per share data)

	Three Months Ended March 31,
	2010	% of Revenues	2009	% of Revenues	% Increase (Decrease)
Revenues, net
Licensing	$6,467	96%	$6,176	93%	5%
Product	79	1%	215	3%	-63%
Professional services and other	176	3%	278	4%	-37%

Total revenues, net	6,722	100%	6,669	100%	1%

Cost of revenues
Cost of revenues	867	13%	1,115	17%	-22%
Cost of revenues - amortization	454	7%	463	7%	-2%

Total cost of revenues	1,321	20%	1,578	24%	-16%

Gross profit	5,401	80%	5,091	76%	6%

Operating expenses
Product and content development	1,297	19%	1,045	16%	24%
Sales and marketing	1,967	29%	1,947	29%	1%
General and administrative	1,016	15%	1,083	16%	-6%
Goodwill impairment	—		13,940	209%	-100%

Total operating expenses	4,280	64%	18,015	270%	-76%

Operating income	1,121	17%	(12,924)	-194%	(a )

Interest expense, net	100	1%	119	2%	-16%

Income (loss) before income taxes	1,021	15%	(13,043)	-196%	(a )
Income tax expense	30	0%	—	0%	(a )

Net income (loss)	$991	15%	$(13,043)	-196%	(a )

Earnings per share
Basic	$0.10		$(1.32)
Diluted	$0.09		$(1.32)

Weighted average number of common shares outstanding
Basic	9,919		9,882
Diluted	10,444		9,882

(a)	not meaningful

A.D.A.M., Inc.

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1) (Unaudited)

First Quarter, 2010 and 2009

(numbers in thousands, except per share data)

	Three Months Ended March 31,
	2010 GAAP	2010 Non-GAAP	2009 GAAP	2009 Non-GAAP	% Increase/ (Decrease)
Reconciliation of GAAP operating income, net income and EPS to non-GAAP measures:

GAAP operating income (loss)	$1,121	$1,121	$(12,924)	$(12,924)
Stock-based compensation expense (2)		68		148
Goodwill impairment (4)		—		13,940

Non-GAAP adjusted operating income		$1,189		$1,164	2%

GAAP net income (loss)	$991	$991	$(13,043)	$(13,043)

Stock-based compensation expense (2)		68		148
Amortization of purchased intangibles (3)		146		188
Goodwill impairment (4)		—		13,940

Non-GAAP adjusted net income		$1,205		$1,233	-2%

Diluted earnings per share	$0.09	$0.12	$(1.32)	$0.12
Diluted common shares outstanding	10,444	10,444	9,882	10,271

Reconciliation of GAAP net income to adjusted EBITDA is as follows:

GAAP net income (loss)	$991	$991	$(13,043)	$(13,043)

Depreciation		127		104
Amortization of software development		308		275
Interest expense, net		100		119
Income tax expense		30		—
Stock-based compensation expense (2)		68		148
Amortization of purchased intangibles (3)		146		188
Goodwill impairment (4)		—		13,940

Adjusted EBITDA		$1,770		$1,731	2%

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered as a substitute for comparable GAAP measures and should be read only in conjunction with our financial statements prepared in accordance with GAAP and our press release, which explains our use of non-GAAP measures.
(2)	Stock-based compensation expense related to non-cash charges for stock options.
(3)	Amortization of purchased intangibles, including customer lists and software acquired with Online Benefits.
(4)	Goodwill impairment related to the acquisition of Online Benefits.

A.D.A.M., Inc.

Consolidated Balance Sheets

March 31, 2010 and December 31, 2009

(numbers in thousands)

	March 31, 2010 (unaudited)	December 31, 2009
Assets
Current assets
Cash and cash equivalents	$4,711	$5,446
Accounts receivable, net	2,549	2,516
Inventories, net	27	30
Prepaids and other assets	408	208
Deferred income tax asset	678	678

Total current assets	8,373	8,878

Non-current assets
Property and equipment, net	1,594	1,543
Intangible assets, net	9,108	9,375
Goodwill	13,690	13,690
Other assets	206	206
Deferred financing costs, net	45	52
Deferred income tax asset	5,712	5,712

Total non-current assets	30,355	30,578

Total assets	$38,728	$39,456

Liabilities and shareholders’ equity
Current liabilities
Accounts payables and accrued expenses	$4,734	$4,895
Deferred revenue	6,009	5,796
Current portion of long-term debt	2,000	2,000
Current portion of capital lease obligations	23	22

Total current liabilities	12,766	12,713

Non-current liabilities
Capital lease obligations, net of current portion	83	90
Other liabilities	1,042	1,385
Long-term debt, net of current portion	4,500	6,000

Total non-current liabilities	5,625	7,475

Stockholders’ equity
Common stock	102	102
Treasury stock	(1,088)	(1,088)
Additional paid-in capital	59,334	59,256
Accumulated deficit	(38,011)	(39,002)

Total stockholders’ equity	20,337	19,268

Total liabilities and stockholders’ equity	$38,728	$39,456

A.D.A.M., Inc.

Consolidated Statements of Cash Flows (Unaudited)

Year-to-Date, 2010 and 2009

(numbers in thousands)

	Three Months Ended March 31, 2010	Three Months Ended March 31, 2009
Cash flows from operating activities
Net income (loss)	$991	$(13,043)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Goodwill impairment	—	13,940
Depreciation and amortization	581	567
Payments for restructuring costs	(375)	(476)
Stock-based compensation expense	68	148
Deferred financing cost amortization	7	10
Provisions for bad debt expense	7	44
Changes in assets and liabilities:
Accounts receivable	(40)	1,709
Accounts payable and accrued expenses	(194)	(720)
Other liabilities	65	307
Prepaids and other assets	(200)	(134)
Deferred revenue	213	(237)
Inventories	3	19

Net cash provided by operating activities	1,126	2,134

Cash flows from investing activities
Software product and content development costs	(187)	(406)
Purchases of property and equipment	(178)	(38)
Net change in restricted cash	—	29
Goodwill, additional cost of previous acquisition from earn out payments	—	(13)

Net cash used in investing activities	(365)	(428)

Cash flows from financing activities
Payment on long-term debt	(1,500)	(500)
Repayments on capital leases	(6)	(31)
Proceeds from exercise of common stock options	10	—

Net cash used in financing activities	(1,496)	(531)

Increase (decrease) in cash and cash equivalents	(735)	1,175
Cash and cash equivalents, beginning of period	5,446	1,377

Cash and cash equivalents, end of period	$4,711	$2,552